                           CVD EQUIPMENT CORPORATION

                             1860 Smithtown  Avenue
                          Ronkonkoma, New York   11779

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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 5, 2003
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  I am pleased to invite you to attend the 2003 Annual Meeting of shareholders of CVD Equipment Corporation which will be held at 10:00AM, Eastern Daylight Savings Time, on Tuesday, August 5, 2003. The meeting will be held at CVD Equipment Corporation headquarters located at 1860 Smithtown Avenue, Ronkonkoma, NY 11779 for the following purposes:

       1. To elect four (4) directors for a term of one (1) year.

       2. To ratify the appointment of Albrecht, Viggiano, Zurek & Co. as our independent public accountant and auditor for 2003.

       3. To transact such other business as may properly come before the meeting.

  We hope that you will participate in the annual meeting either by attending and voting in person or voting by proxy.

  Only shareholders of record at the close of business on June 16, 2003 will be entitled to vote at the meeting and at all adjournments thereof.

  A copy of the Company's 2002 Annual Report and 2003 first quarter 10-QSB Report, which is not part of the proxy soliciting material, is enclosed with this notice and proxy statement.

  Whether or not you plan to attend the annual meeting in person, please sign, date and return your proxy promptly in the envelope provided. No postage is necessary if mailed within the United States. Giving your proxy will not affect your right to vote in person if you attend the meeting.

                                        By Order of the Board of Directors


                                        Sharon Canese
                                        Chief Financial Officer and Secretary

  Ronkonkoma, New York
  June 23, 2003

  CVD EQUIPMENT CORPORATION
  1860 Smithtown Avenue
  Ronkonkoma, New York 11779


                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

  To be held August 5, 2003

  Solicitation

  This Proxy Statement is being mailed to all shareholders of record in connection with the solicitation of proxies by the Board of Directors of CVD Equipment Corporation (the "Company") for the annual meeting of shareholders to be held at the CVD Equipment Corporation headquarters, 1860 Smithtown Avenue, Ronkonkoma, NY 11779 at 10:00 AM, Eastern Daylight Savings Time, on Tuesday, August 5, 2003, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shares represented by properly executed proxies will be voted at the meeting, but a proxy may be revoked at any time prior to its exercise by written notice filed with the secretary of the Company or the acting secretary of the meeting or by oral notice to the presiding officer during the meeting. This proxy statement and the accompanying proxy card are being mailed on or about June 23, 2003 to the shareholders of the Company.

  In addition to use of the mails, proxies may be solicited in person or by telephone or telegram by directors, officers and regular employees of the Company. All expenses of soliciting proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers, banks, and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. The Company may also request other holders of record to forward copies to the beneficial owners, and reimburse them for reasonable forwarding expenses.

  Voting Securities

  Holders of Record of CVD Equipment Corporation Common Stock at the close of business on June 16, 2003, the record date fixed by the Board of Directors, are entitled to vote at the meeting. On June 16, 2003, the Company had 3,039,100 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote in person or by proxy for each such share of Common Stock registered in his name on the above date. A number of the outstanding shares entitling the holders thereof to a majority of the votes of all the shares of the outstanding stock of the Company constitute a quorum.

  Voting

  (a) Election of Directors - Directors shall be elected by a majority of the votes cast at the Annual Shareholders Meeting by the holders of shares entitled to vote in the election.

  (b) Approval of Albrecht, Viggiano, Zurek & Co. as independent public accountant and auditor, approval by a majority of the votes cast at the Annual Shareholders Meeting by the holders of shares entitled to vote in the election.

  (c) All other matters voted upon at the Annual Shareholders Meeting shall be authorized by a majority of the votes cast at the Annual Shareholders Meeting by the holders of shares entitled to vote thereon.


  Principal Stockholders

  The following table sets forth as of February 28, 2003 information concerning the beneficial ownership of the voting stock of the Company by
  (i) each person who is known by the Company to beneficially own more than 5%
  of such securities, (ii) each director or nominee who owns any shares of the
  Common Stock, (iii) all directors and officers as a group:
                                          Amount and     Percentage
   Title                                  Nature of      of Class
    of          Name and Address of       Beneficial     Outstanding
   Class         Beneficial Owner         Ownership      as of 2/28/2003
  --------    -----------------------    -------------   --------------

  Common      Leonard A. Rosenbaum       1,300,450 (1)       42.8%
  Stock       1860 Smithtown Avenue
              Ronkonkoma, NY 11779

  Common      Martin J. Teitelbaum          26,000 (2)         *
  Stock       329 Middle Country Road
              Smithtown, NY 11787

  Common      Alan H. Temple, Jr.          196,000 (3)        6.4%
  Stock       10 Harrison Circle
              Pittsford, NY 14534

  All Directors and Officers as a group  1,522,450           50.1%
  (three persons)

  * Less than .1%

  (1) Except as noted, all shares are beneficially owned, and the sole voting and investment power is held by the persons named.
  (2) Includes 2000 shares held by Mr. Teitelbaum's wife and beneficial ownership thereof is disclaimed by Mr. Teitelbaum.
  (3) Includes an aggregate of 21,000 shares held by Mr. Temple's wife, as to which he disclaims beneficial interest.

  Election of Directors

  At the meeting, four directors are to be elected to hold office until their successors shall be elected and qualified. Unless otherwise directed, the shares of voting securities represented by proxies in the enclosed form will be voted by the named proxies for the election of the nominees indicated below.

  Should any nominee be unable to accept the office of director, it is intended that the persons named in the proxy will vote for the election of such other person for the office of director, in the place of such nominee, as management may recommend. Management is not aware that any nominee, if elected, will be unwilling to serve.

  The following table sets forth certain information regarding the nominees.
  Name of Director               Age       Director Since
  ----------------------------   -------   -------------

  Leonard A. Rosenbaum           57        1982

  Alan H. Temple, Jr.            69        1986

  Martin J. Teitelbaum           53        1985

  Conrad Gunther                 56        2000

  Principal Occupation of Nominees for the Past Five Years

  Leonard A. Rosenbaum founded the Company in October, 1982 and has been President and Chief Executive Officer and a director since that date. Mr. Rosenbaum has over thirty (30) years of expertise in the research, design, and manufacturing of semiconductor processing equipment.

  Alan H. Temple, Jr. has been President, since 1977, of Harrison Homes, Inc. Pittsford, NY, a building and consulting firm.

  Martin J. Teitelbaum was a partner in the law firm of Guberman and Teitelbaum, Smithtown, New York from February 1977 through December 1987. From January 1988 to date, Mr. Teitelbaum has been principal attorney for the Law Offices of Martin J. Teitelbaum. Mr. Teitelbaum became a director of the Company in 1985.

  From September 23, 1986 to December 31, 1986 he served as Corporate Secretary and served again as Corporate Secretary from August 1997 to February 1998. From January 1, 1987 to August 1997 and since February 1998 he has served as the Assistant Secretary. Mr. Teitelbaum serves as General Counsel to the Company.

  Conrad Gunther was elected to the Board of Directors at the Annual meeting in 2000. Mr. Gunther is president of C J Gunther & Associates. He is also the President of Electronic Vistas, Inc.(EVI). Mr. Gunther also held the position of EVP & COO of North Fork Bancorporation. In addition, Mr. Gunther previously held the position of EVP and Division Manager of European American Bancorp.

  See "Principal Shareholders" for information concerning beneficial ownership of the Company's voting securities by such persons.

  The Board of Directors met three times during 2002. The directors attended all of the meetings.

  The audit committee met three times during 2002. The Stock Option Plan of 1989 and the Stock Option Plan of 2001 are currently administered by the Board of Directors.

  Remuneration

  The following table sets forth certain information as to each of the Company's most highly compensated executive officers whose cash compensation exceeded $100,000.

  Name of Individual
     Or Number                       Annual           Stock Options
  Persons in Group        Year    Compensation           Granted
  ----------------------  ------  ------------------  -------------

  Leonard A. Rosenbaum    2002    $   185,478            -0-
    President and Chief   2001    $   184,057            -0-
    Executive Officer     2000    $   170,434         10,000*

  *The stock options granted in 2000: vest 25% on August 1, 2001, 25% on August 1, 2002, 25% on August 1, 2003 and 25% on April 1, 2004; and have an exercise price of $2.00, and expire 7 years from the date of grant.

  The Company owns life insurance on the life of Leonard A. Rosenbaum in the amount of $2,000,000. The Company is the sole beneficiary of said policy.

  In June 1989, the shareholders approved a non-qualified stock option plan covering key employees, officers and directors. Options are awarded by the Board of Directors or by a committee appointed by the Board.

  Under the plan an aggregate of 700,000 shares of common stock, $.01 par value of the Company are reserved for issuance or transfer upon the exercise of options which are granted.

  Unless otherwise provided in the Option Agreement, an option granted under the plan shall become exercisable in 25% installments commencing one year from the anniversary date of the grant. On June 4, 1999 an amendment to the plan was adopted by the Board of Directors, extending the plan for a period of 5 years and the plan expires on June 30, 2004. The plan was amended to reflect I.R.S. code section 152(M) providing that the exercise price of the option will be set at the time of the granting the option at a price no lower than the closing price of the stock on the day of the granting of the option. The stock options generally expire between five and seven years after the date of grant. The stock option plan shall terminate on June 30, 2004.

  In 1996 a total of 84,000 options were granted which did not vest until 1999 at which time they vested 100%. In 1998, 140,000 options were granted to employees other than executive officers or directors. The options vest at 25% per year starting in 1999. In 1999 a total of 52,500 options were granted to employees other than executive officers or directors. The options vest at varying rates starting in 2000. In 2000 a total of 325,500 options were granted to employees, executive officers and directors. These options vest at varying rates. To date 120,350 options have been exercised under this plan. No options were granted in 2001 and 2002.

  In July 2001, the shareholders approved a non-qualified stock option plan covering key employees, officers, directors and other key external players. Options are awarded by the Board of Directors or by a committee appointed by the Board.

  Under the plan an aggregate of 300,000 shares of common stock, $.01 par value of the Company are reserved for issuance or transfer upon the exercise of options which are granted. Unless otherwise provided in the Option Agreement, an option granted under the plan shall become exercisable in 25% installments commencing one year from the anniversary date of the grant. No options were granted in 2001 and 2002.

  Other than the non-qualified 1989 Stock Option Plan and the non-qualified 2001 Stock Option Plan, the Company has no pension or profit sharing plan or other contingent forms of remuneration. The Company does have a 401K plan, however the company does not contribute to the plan. The plan is funded only by employee contributions.

  Compensation of Directors

  Directors of the Company are not compensated for being on the Board of Directors. However, during the fiscal year ending December 31, 2000, 10,000 non-qualified options were issued to Messrs. Rosenbaum, Temple, Teitelbaum, and Gunther. These options were issued to the directors on August 1, 2000 at a grant price of $2.00. An option granted shall become exercisable in 25% installments commencing one year from the anniversary date of the grant.

  Certain Relationships and Related Transactions

  During 2002, the Company incurred approximately $75,000 in legal fees to Martin J. Teitelbaum. Mr. Teitelbaum, a director of the Company, is the principal attorney for the law offices of Martin J. Teitelbaum.

  Auditors

  Albrecht, Viggiano, Zureck & Co. has been selected as the Company's independent public accountants. It is expected that a representative of Albrecht, Viggiano, Zureck & Co. will be present at the meeting.

  Audit Committee

  Members were Conrad Gunther (Chairman), Alan H. Temple Jr., Martin Teitelbaum. The company's common stock is listed on the American Stock Exchange and is governed by its listing standards. The members of the Audit Committee meet the independence standards of the American Stock Exchange. Information regarding the functions performed by the Committee and the number of meetings is set forth in the "Report of the Audit Committee". The Audit Committee is governed by a written charter approved by the Board of Directors.

  Other Matters

  The Annual Report of the Company for the fiscal year ended December 31, 2002, is enclosed herewith.

  Any shareholder who wishes to present a proposal for shareholder action at the next Annual Meeting of Shareholders to be held in 2004, must submit such proposal and it must be received by the Company's Secretary, at the Company's offices, not later than March 3, 2004, in order to be included in the Company's proxy statement and form of proxy for that meeting. For a timely submitted shareholder's proposal to be included in the proxy statement, it must meet certain requirements of the Security and Exchange Commission. Such proposals should be addressed to the Corporate Secretary, CVD Equipment Corporation, 1860 Smithtown Avenue, Ronkonkoma, New York 11779. If a shareholder proposal is introduced at the 2004 Annual Meeting of Shareholders without any discussion of the proposal in the Company's proxy statement, and the shareholder does not notify the Company on or before May 1, 2004, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Shareholders, then the proxies received by the Company for the 2004 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal.

  Management is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, or any adjournments thereof, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgement.

                                                               Sharon Canese
                                      Chief Financial Officer and  Secretary
                                                   CVD Equipment Corporation
                                                  Ronkonkoma, New York 11779
                                                               June 23, 2003

                   YOUR COOPERATION IN SIGNING AND RETURNING
                     YOUR PROXY WILL BE GREATLY APPRECIATED